UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2006 (May 12, 2006)

AVALON ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-50081	88-0195105
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1288 Alberni Street, Suite 806, Vancouver, British Columbia, Canada         V6E 4R8

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (604) 664-0499

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Private Placement

On  May 17, 2006, Avalon Energy Corporation (“Avalon”), completed the closing in connection with a Private Placement (the “Private Placement“) of its securities to certain accredited investors for aggregate gross proceeds of  $800,000 ($648,545 after estimated offering expenses). Pursuant to the Confidential Private Placement Memorandum, dated for reference April 24, 2006, the investors purchased an aggregate of 8,000,000 units of Avalon, each unit consisting of one share of common stock (par value $0.001) at a price of $0.10 per share and one Series “B” warrant for every two shares of common stock purchased, which resulted in the issuance by us of an aggregate of 8,000,000 shares of common stock and common stock purchase warrants to purchase an additional 4,000,000 shares of our common stock.  The Series “B” warrant can be converted to shares of Avalon common stock at an exercise price of $0.20 per share until the close of business May 12, 2008.

Pursuant to the Placement Agency Agreement (“Agreement”), Avalon is obligated to file a Registration Statement with the Securities and Exchange Commission within 60 days of the closing of the transaction covering the possible resale from time to time in the future of the shares of common stock underlying the Units and the shares of common stock underlying the warrants, and to use its best efforts to cause such registration statement to become effective within one hundred eighty (180) days. If Avalon fails to do so, then the number of shares of common stock included within the Unit and the number of shares of common  stock underlying the warrants shall be increased by two percent (2%) for each 30 day period following such 60 or 180 day period, as the case may be. Each of the Company and the investors has agreed to indemnify the other party and certain affiliates against certain liability related to the Registration Statement.

Joseph Stevens & Company, Inc. (“JS”) acted as advisor and placement agent for the financing.  As compensation for their services we paid JS a commission equal to 9.5% of the gross proceeds from the offering ($76,000) and a non-accountable expense allowance equal to 2.5% of the gross proceeds ($20,000). In addition, JS received a non-cash fee of 1,200,000 restricted shares of common stock issued to its officers and representatives, as designated by JS.

The foregoing summary of the terms and conditions of the Placement Agency Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the aforementioned document attached as an Exhibit hereto, and which is hereby incorporated herein by reference.

Item 3.02	Recent Sales of Unregistered Securities

See Item 1.01 of this Current Report on Form 8-K, which item is incorporated herein by this reference, for a description of the transaction.

Issuance of common shares and warrants was completed in accordance with the exemption provided by Rule 506 of Regulation D of the Securities Act of 1933, as amended ("Securities Act") and/or Section 4(2) of the Securities Act. Each of the investors represented that it is an accredited investor, as defined in Rule 501 of Regulation D, and that it was acquiring the securities for its own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act.

In connection with the Private Placement, on May 12, 2006, Avalon issued 8,000,000 restricted shares of common stock valued at $800,000 to the accredited investors pursuant to the related subscription agreements. Additionally, in connection with the Private Placement, the Company issued to the investors the Series “B” warrants which allow the investors to purchase a total of 400,000 shares of Avalon’s capital stock at an exercise price equal to $0.20 per share until the close of business, May 12, 2008.

Avalon intends to use the offering proceeds to fund the performance of the 2D Seismic program on the Shotgun Draw Prospect, Uinta Basin, Utah and for general corporate working capital purposes.

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The offers and sales of these securities were deemed to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder as transactions by the Company not involving a public offering. The recipients of the securities in each such transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to share certificates issued in such transactions. All recipients had adequate access to information about the Company.

Item 9.01	Financial Statements and Exhibits.

(a)	Exhibits.

	10.1	Private Placement Agency Agreement dated for reference, dated April 24, 2006, between Avalon and JS.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned, thereunto duly authorized.

Avalon Energy Corporation

/s/: Robert Klein

DATED:  May 18, 2006

By:

Robert Klein, President

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